UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2005

CADMUS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-12954	54-1274108
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

1801 Bayberry Court, Suite 200 Richmond, Virginia	23226
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 287-5680

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A amends the Current Report on Form 8-K filed by Cadmus Communications Corporation (the Company) on August 22, 2005 (the “Prior Report”), by providing the following information called for by Item 2.05. The Prior Report is incorporated by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities

In the Prior Report in connection with an equipment upgrade plan, the Company reported its plans to expand and renovate several of its facilities to accommodate new equipment, to permit improved work flows, and to facilitate the rationalization of similar work currently performed at multiple sites. At that time costs incurred in connection with capacity rationalization among plants and reductions in personnel were not determinable.

As previously disclosed in the Company’s Annual Report on Form 10-K filed on September 22, 2005, the Company now estimates that the restructuring costs associated with this equipment upgrade plan, which will include any costs incurred in connection with capacity rationalization among manufacturing facilities and reductions in personnel, will be incurred in fiscal 2006. These estimated restructuring costs for the Publisher Services segment include: (i) one-time termination benefits in the range of $1.0 million to $1.3 million, (ii) contract termination costs in the range of $0.2 million to $0.4 million, and (iii) costs to consolidate and reorganize facilities in the range of $1.7 million to $2.1 million. In addition, the Company estimates that total capital expenditures for fiscal 2006, including all expenditures relating to the equipment upgrade plan, will be in the range of $50.0 million to $55.0 million. All activities in connection with this plan are expected to be completed by the end of the first quarter in fiscal 2007.

Statements contained in this report relating to the Company’s future prospects and performance are “forward-looking statements” that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. Factors that could cause actual results to differ materially from management’s expectations include but are not limited to: (1) the overall economic environment, (2) the equity market performance and interest rate environment, which can impact our pension liability, (3) our ability to develop and market new capabilities and services to take advantage of technology changes in the publishing process, especially for scientific, technical and medical journals, (4) our ability to grow revenue and market share in the educational market, (5) significant price pressure in the markets in which we compete, (6) the loss of significant customers or the decrease in demand from customers, (7) our ability to continue to obtain improved efficiencies and lower production costs, (8) the financial condition and ability to pay of certain customers, (9) our ability to implement and realize the expected benefits associated with our equipment upgrade program, including our ability to successfully complete certain consolidation initiatives and effect other restructuring actions, (10) our ability to operate effectively in markets outside of North America, and (11) our ability to realize the tax benefits associated with certain transactions. Other risk factors are detailed from time to time in the Company’s other Securities and Exchange Commission filings. The information provided in this report is provided only as of the date of this report, and the Company undertakes no obligation to update any forward-looking statements made herein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADMUS COMMUNICATIONS CORPORATION
(Registrant)

By:	/s/ Bruce V. Thomas
Bruce V. Thomas
President and Chief Executive Officer

Date: September 27, 2005